July 28, 2014

Birmiwal Investment Trust 24140 E. Greystone Lane Woodway, Washington 98020

Re: Birmiwal Investment Trust, File Nos. 333-102801 and 811-21289

Gentlemen:

A legal opinion (the "Legal Opinion") that we prepared was filed with Pre-Effective Amendment No. 1 to the Birmiwal Investment Trust Registration Statement (the "Registration Statement"). We hereby give you our consent to all references to us in Post-Effective Amendment No. 18 to the Registration Statement under the Securities Act of 1933, Amendment No. 19 under the Investment Company Act of 1940.

Very truly yours, /s/ Thompson Hine LLP THOMPSON HINE LLP